UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2025

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BeyondSpring Inc.

(Exact name of registrant as specified in its charter)

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Cayman Islands	001-38024	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, West Side, 4th Floor, Suite 410 Florham Park, New Jersey	07932
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 305-6387

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	BYSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

Domestic Filer Status

Effective January 1, 2025, BeyondSpring Inc. (the “Company”) will begin to file periodic reports and registration statements on U.S. domestic issuer forms with the Securities and Exchange Commission, which are more detailed and extensive in certain respects, and which must be filed more promptly than the forms available to a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. Prior to January 1, 2025, the Company qualified as a foreign private issuer.

Disclosure Channels to Disseminate Information

The Company announces material information to the public about the Company, the progress and results of its clinical trials and research and development programs, and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public webcasts and presentations, the Company’s website (www.beyondspringpharma.com), and/or social media, including its LinkedIn account (https://www.linkedin.com/company/beyondspring-pharmaceuticals/) and X account (@BeyondSpringInc), in order to achieve broad, non-exclusionary distribution of information to the public. The Company encourages investors and others to review the information it makes public in these locations, as such information could be deemed to be material information. Please note that this list may be updated from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2025

BeyondSpring Inc.

By:	/s/ Lan Huang
Name:	Lan Huang
Title:	Chairperson and Chief Executive Officer